                                                               EXHIBIT NO. 99.10

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

         We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 2-92915 of MFS Municipal Series Trust of our reports each dated May 10, 2001 appearing in the annual reports to shareholders for the year ended March 31, 2001, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors and Financial Statements" in the Statements of Additional Information, all of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP
---------------------
Deloitte & Touche LLP

Boston, Massachusetts
July 26, 2001